SECURITIES PURCHASE AGREEMENT

                                  by and among

                          KINGSGATE ACQUISITIONS, INC.

                                       and

                              SKY E-COM CORPORATION

                                       and

                      STOCKHOLDERS OF SKY E-COM CORPORATION

                                       and

              FOUNDING STOCKHOLDERS OF KINGSGATE ACQUISITIONS, INC.

                                    AGREEMENT

     AGREEMENT (this "Agreement") is dated as of August 15, 2000 by and between Kingsgate Acquisitions, Inc., a Delaware corporation ("Kingsgate"), Sky E-Com, Inc., a California corporation ("Sky E-Com") and the stockholders of Sky E-Com whose names and security holdings are listed on Schedule A ("Sky E-Com Stockholders").

     WHEREAS, Kingsgate has just completed an offering (the "Kingsgate Offering") of 1,000,000 units ("Units") pursuant to Rule 419 ("Rule 419") under the Securities Act of 1933 (the "Securities Act"), each Unit consisting of one share of its common stock ("Kingsgate Share") and five redeemable common stock purchase warrants ("Kingsgate Warrants") exercisable at $1.00; and

     WHEREAS, prior to the Kingsgate Offering, Kingsgate sold 2,000,000 Kingsgate Shares, pursuant to Regulation D to the Securities Act to its initial stockholders (Kingsgate "Founding Stockholders") whose names and security holdings are listed on Schedule B; and

     WHEREAS, Sky E-Com is a private corporation which is involved in the development, manufacturing and distribution of an information, shopping, entertainment and Internet tablet for scheduled airlines, ferries, trains, rental cars, offshore oil drilling platforms and similar venues; and

     WHEREAS, Kingsgate has placed the proceeds of the Kingsgate Offering and certificates representing the Kingsgate and Kingsgate Warrants in an escrow account established pursuant to Rule 419 at Capital Suisse Management, Inc., Escrow Agent for Capital Suisse Securities, Inc.; and

     WHEREAS, each registration statement ("Registration Statement") containing business and financial information concerning Kingsgate is available on the Electronic Data Gathering, Analysis and Retrieval System (known as "EDGAR") maintained by the United States Securities and Exchange Commission ("Commission") on its World Wide Web site, www.sec.gov; and a printed copy of its definitive prospectus contained in the last Registration Statement filed with the Commission (the "Definitive Prospectus") as filed with the Commission on Edgar is attached to this Agreement as Exhibit A; and

     WHEREAS, pursuant to Rule 419 and the Definitive Prospectus, before Kingsgate may consummate an acquisition, it must prepare and submit to the Commission a post-effective amendment to its registration statement (the "Post-Effective Amendment"), the Post-Effective Amendment must become effective; the management of Kingsgate must submit the proposed acquisition to a vote of subscribers to the Kingsgate Offering; and holders of at least 80% of the Units must vote in favor of confirming the acquisition ("Reconfirmation Vote"); and

     WHEREAS, stockholders of Sky E-Com ("Sky E-Com Stockholders") own 7,854,400 shares of its common stock ("Sky E-Com Shares") as of the date of this Agreement; and no other classes of capital stock nor any securities convertible into common stock are issued and outstanding; and

     WHEREAS, Kingsgate desires to acquire all the capital stock of Sky E-Com and Sky E-Com desires to sell to Kingsgate all of its capital stock subject to the terms and conditions hereinafter set forth in this Agreement; and

     NOW THEREFORE, in consideration of the premises and the covenants set forth herein, the parties hereto (the "Parties" and, individually, a "Party") hereby agree as follows:

                                    ARTICLE 1

              PURCHASE AND SALE OF SECURITIES - FACILITIES PROVIDED

1.01 Purchase and Sale.

(a)     Subject to the terms and conditions of this  Agreement,  Kingsgate,  Sky
        E-Com,   the  Sky  E-Com   Stockholders   and  the  Kingsgate   Founding
        Stockholders will accomplish the following transactions:

        (i) the Kingsgate Founding Stockholders will transfer proportionally to the Sky E-Com Stockholders 1,500,000 of the 2,000,000 Kingsgate Shares owned by them;

        (ii) Kingsgate will issue, from its authorized but unissued shares of common stock, 7,854,400 Kingsgate Shares to be distributed proportionally to the Sky E-Com Stockholders;

        (iii) Sky E-Com Stockholders will transfer all their Sky E-Com Shares to Kingsgate;

        (iv) Kingsgate will file the Post-Effective Amendment containing, inter alia, a description of the business of Sky E-Com, risk factors, audited financial statements of Kingsgate and Sky E-Com and consolidated pro-forma financial statements of Kingsgate and Sky E-Com;

        (v) as soon as practicable after the effective date of the Post-Effective Amendment, the present management of Kingsgate will dispatch a copy of the Definitive Prospectus contained in the Post-Effective Amendment, a copy of this Agreement and a notice soliciting a vote in favor or against the acquisition of Sky E-Com and informing holders of Units that the vote of at least the holders of 80% of the Units will be required to confirm the acquisition of Sky E-Com by Kingsgate;

        (vi) Upon the execution of this Agreement, the present management of Kingsgate will call a meeting of the board of directors and at such meeting nominate and elect Mark Wheeler and Steven Lefler to the board of directors, such appointment to take place as of the Reconfirmation Vote. Kingsgate will also accept a letter of resignation from the board of directors of Kingsgate from Leslie McGuffin, such resignation to take place as of the Reconfirmation Vote;

        (vii) The present management of Kingsgate, in conjunction with the present management of Sky E-Com, will use its best efforts to secure a listing of the Kingsgate Shares and Kingsgate Warrants on the Over-the-Counter Bulletin Board commencing the date of the Reconfirmation Vote or as soon as practicable thereafter.

1.03 Exemption from Registration. Certificates representing the Kingsgate Shares issued to Sky E-Com Stockholders shall bear a restrictive legend setting forth that the Kingsgate Shares were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and may not be transferred unless pursuant to an effective registration statement filed with the SEC or an exemption therefrom.

1.04 Registration Statement. Kingsgate will file the Post-Effective Amendment as soon as practical after the date of this Agreement.

                                    ARTICLE 2
                                     CLOSING

2.01 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sky E-Com or at another place mutually agreed upon by the Parties. The "Closing" shall mean the deliveries to be made by the Parties at the Closing in accordance with this Agreement. The Closing will occur as soon as practicable after the reconfirmation of the acquisition by the Kingsgate Unit holders pursuant to Rule 419.

2.02 Deliveries by Sky E-Com. At the Closing, Sky E-Com shall deliver to Kingsgate Share certificates purchased by Kingsgate pursuant to paragraph 1.01(a). If not previously delivered, Sky E-Com shall also deliver to Kingsgate at the Closing all documents the delivery of which are contemplated by this Agreement.

2.03 Deliveries by Kingsgate. At the Closing, Kingsgate shall deliver certificates representing 7,854,400 of its authorized by unissued Kingsgate Shares and 1,500,000 Kingsgate Shares owned by the founding stockholders of Kingsgate. The certificates shall be legended by restrict transfer in the absence of an effective registration statement filed with the Commission an exemption from such registration.

2.04 Further Assurances. Prior, at or after the Closing, each Party shall prepare, execute, and deliver, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any Party shall reasonably request of any other Party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement, including opinions of counsel for each Party relating to the representations and warranties set forth in this Agreement.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF SKY E-COM

     In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity.

     In this Agreement, any reference to a Party's "knowledge" means such Party's actual knowledge after reasonable inquiry of officers, directors and other employees of such Party reasonably believed to have knowledge of such matters.

     Sky E-Com represents and warrants to Kingsgate as follows:

3.01 Organization, Standing and Power. Sky E-Com is a corporation duly organized, validly existing and in good standing under the laws of California. Sky E-Com has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Sky E-Com. At or prior to the Closing, Sky E-Com will deliver a true and correct copy of its certificate of incorporation, a certificate of good standing and by-laws or other charter documents, as applicable, to Kingsgate. Sky E-Com is not in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent organizational documents. Sky E-Com has no direct or indirect majority-owned subsidiaries.

3.02 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree against either Sky E-Com which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice, any acquisition of property or the conduct of business as currently conducted or as proposed to be conducted.

3.03 Governmental Authorization. Sky E-Com has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which it currently operates or holds any interest in any of its properties or
         (ii) that is required for its operation, and all of such authorizations are in full force and effect, except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect.

3.04 Compliance With Laws. To its knowledge, Sky E-Com has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect.

3.05 Authority. Sky E-Com has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been adopted by the Board of Directors of Sky E-Com in resolutions which are in full force and effect. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sky E-Com. This Agreement has been duly executed and delivered by Sky E-Com and constitutes the valid and binding obligation of Sky E-Com enforceable against Sky E-Com in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Sky E-Com does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the certificate of incorporation or bylaws of Sky E-Com, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sky E-Com or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Sky E-Com or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, including but not limited to Rule 419 under the Securities Act, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Sky E-Com and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

3.06 Financial Statements. Prior to the Closing, Sky E-Com will deliver to Kingsgate audited financial statements for the period ended December 31, 1999 and unaudited financial statements for the period ended June 30, 2000 (the "Sky E-Com Financial Statements"). The Sky E-Com
         Financial Statements will be complete and correct in all material respects and will be prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated and with each other. The Sky E-Com Financial Statements will accurately will set out and describe in all material respects the financial condition and operating results as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Sky E-Com will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.07 Absence of Certain Changes. Subsequent to the date of the Sky E-Com Financial Statements, except as otherwise disclosed in writing, Sky E-Com will represent at the Closing that it has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect;
         (ii) any acquisition, sale or transfer of any material asset other than in the ordinary course of business and consistent with past practice;
         (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates); (iv) any declaration, setting aside, or payment of a dividend or other distribution, or any direct or indirect redemption, purchase or other acquisition of any shares of capital stock except as disclosed in writing to Kingsgate; (v) any material contract entered into other than in the ordinary course of business, and or any material amendment or termination of, or default under, any material contract; (vi) any undisclosed material amendment or change to the incorporation documents or bylaws; (vii) any increase in or modification of the compensation or benefits payable or to become payable to any directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Kingsgate and its representatives regarding the transactions contemplated by this Agreement or as otherwise disclosed to Kingsgate).

3.08 Absence of Undisclosed Liabilities. Sky E-Com has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Sky E-Com Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the Sky E-Com Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the date of Sky E-Com Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

3.09 Taxes. Sky E-Com and have timely filed all tax returns required to be filed and has paid all taxes shown thereon to be due. The Sky E-Com Financial Statements (i) fully accrue all actual and contingent liabilities for taxes with respect to all periods through December 31, 1999 and neither Sky E-Com nor its subsidiary has or will incur any tax liability in excess of the amount reflected on the Sky E-Com Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for taxes payable after December 31, 1999 with respect to all transactions and events occurring on or prior to such date. No material tax liability since December 31, 1999 has been incurred by Sky E-Com other than in the ordinary course of business and adequate provision has been made in the Sky E-Com Financial Statements for all taxes since that date in accordance with generally accepted accounting principles.

3.10     Litigation.   There  is  no  private  or  governmental   action,  suit,
         proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Sky E-Com, threatened against either Sky E-Com or any of its properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Sky E-Com or except as has been previously disclosed to Kingsgate. There is no judgment, decree or order against Sky E-Com or, to the knowledge of Sky E-Com, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Sky E-Com.

3.11 Title to Property. Sky E-Com has and will have, as the case may be good and marketable title to all of its properties, interests in properties and assets, real and personal, as reflected in the Sky E-Com Financial Statements or acquired after the Sky E-Com Financial Statements. The property and equipment of that are used in the operations of its business are in all material respects in good operating condition and repair, ordinary wear and tear excepted.

3.12     Intellectual Property.

        (a) Sky E-Com owns or is licensed or otherwise possesses legally enforceable rights to use all trademarks, trade names, service marks, copyrights, domain registrations and any applications therefor, and tangible or intangible proprietary information or material ("Intellectual Property") that are used in its business as currently conducted, except to the extent that the failure to have such rights has not had and would not reasonably be expected to have a Material Adverse Effect.

        (b) Sky E-Com has not been sued in any suit, action or proceeding and has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The conduct of its business does not infringe any trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect.

3.13 Interested Party Transactions. Sky E-Com is not indebted to any director, officer, employee or agent (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Sky E-Com except as disclosed in the Sky E-Com Financial Statements.

3.14     Insurance. Sky E-Com does not currently carry any insurance.

3.15 Brokers' and Finders' Fees. Sky E-Com has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement.

3.16 Minute Books. Sky E-Com will make available to Kingsgate a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Sky
         E-Com, and reflect all transactions referred to in such minutes accurately in all material respects.

3.17 Complete Copies of Materials. Sky E-Com has delivered or made available, and will continue to deliver or make available until the Closing true and complete copies of each agreement not in the ordinary course of business to which Sky E-Com is a party.

3.18 Representations Complete. None of the representations or warranties made by Sky E-Com, or documents furnished by Sky E-Com or pursuant to this Agreement or any written statement furnished to Kingsgate pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not actually physically attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Kingsgate in connection with the transaction contemplated hereby, shall be deemed to supersede any other prior document or written statement furnished to Kingsgate with respect to such inconsistent or additional information.

3.19 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which Sky E-Com is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

3.20 Capital Structure. 7,854,400 shares of Sky E-Com common stock are issued and outstanding. Such shares are fully paid and nonassessable. There are no other outstanding securities of Sky E-Com and no outstanding commitments to issue any securities.

3.21 Authorized Shares of Common Stock and Warrants. The Sky E-Com Shares to be transferred to Kingsgate under this Agreement will be free and clear of any lien, pledge, security interest or other encumbrance and, upon delivery of the securities at the Closing as provided for in this Agreement, and assuming Kingsgate is acquiring the Sky E-com Shares in good faith and without notice of any adverse claim, Kingsgate will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

3.22     Disclosure.  Sky  E-Com  has  fully  provided  Kingsgate  with  all the
         information  in  its   possession   that  Kingsgate  has  requested  in
         determining whether to enter into this Agreement. Neither this Agreement nor any document attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of Sky E-Com contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

3.23 Employee Matters. To its best knowledge, Sky E-Com is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. To its best knowledge, there are no pending claims against Sky E-Com under any workers compensation plan or policy or for long term disability. There are no employee benefit plans or stock option plans or other bonus compensation to employees.

3.24 Delivery of Documents. Sky E-Com has delivered or will deliver to Kingsgate at or prior to the Closing all documents required to be delivered under this Agreement.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF KINGSGATE

     Kingsgate represents and warrants to Sky E-Com as follows:

4.01 Organization, Standing and Power. Kingsgate is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Kingsgate has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Kingsgate.

4.02 Authority. Kingsgate has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kingsgate. This Agreement has been duly executed and delivered by Kingsgate and constitutes the valid and binding obligation of Kingsgate enforceable against Kingsgate in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Kingsgate does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under (i) any provision of the articles of organization or bylaws of Kingsgate as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Kingsgate or any of its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Kingsgate or Kingsgate in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Kingsgate and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement and (iii) subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.03 Litigation. There is no action, suit, proceeding, or investigation pending or, to its knowledge, currently threatened against Kingsgate which questions the validity of this Agreement or the right of Kingsgate to enter into this Agreement or to consummate the transactions contemplated hereby.

4.04 Financial Statements. The financial statements of Kingsgate ("Kingsgate Financial Statements") as filed with the Commission are complete and correct in all material respects and were prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods indicated and with each other. The Kingsgate Financial Statements accurately set out and describe in all material respects the financial condition and operating results as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments.

4.05 Absence of Certain Changes. Since the date of the Kingsgate Financial Statements, except as otherwise disclosed in writing, Kingsgate represents that it has conducted its business in the ordinary course consistent with past practice and that Kingsgate has been an inactive company except for the issuance of shares of common stock to its founding stockholders, filing Registration Statements with the Commission and conducting the Kingsgate Offering.

4.06 Absence of Undisclosed Liabilities. Kingsgate has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Kingsgate Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the Kingsgate Financial Statements under generally accepted accounting principles; (iii) those incurred in the ordinary course of business since the Kingsgate Financial Statements and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

4.07 Taxes. Kingsgate has, or will have prior to the Closing filed all tax returns required to be filed and has paid all taxes shown thereon to be due. The Kingsgate Financial Statements will (i) fully accrue all actual and contingent liabilities for taxes with respect to all periods through June 30, 2000, and Kingsgate has not or will not incur any tax liability in excess of the amount reflected on the Kingsgate Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted accounting principles all liabilities for taxes payable after June 30, 2000 with respect to all transactions and events occurring on or prior to such date. No material tax liability since June 30, 2000 has been incurred by Kingsgate.

4.08 Governmental Authorization. Kingsgate has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which it currently operates or holds any interest in any of its properties or
         (ii) that is required for its operation, and all of such authorizations are in full force and effect, except where the failure to obtain or have any such authorizations could not reasonably be expected to have a Material Adverse Effect.

4.09 Title to Property. Kingsgate has good and marketable title to all of its properties, interests in properties and assets, reflected in the Kingsgate Financial Statements.

4.10 Interested Party Transactions. Kingsgate is not indebted to any director, officer, employee or agent and no such person is indebted to Kingsgate.

4.11     Insurance. Kingsgate does not currently carry any insurance.

4.12 Compliance With Laws. To its knowledge, Kingsgate has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect.

4.13 Authorization. This Agreement has been adopted by the Board of Directors of Kingsgate in resolutions which are in full force and effect. All acts and conditions required by law on the part of Kingsgate to authorize the execution and delivery of this Agreement and the transactions contemplated herein and the performance of all obligations of Kingsgate hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of Kingsgate, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

4.14 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which Kingsgate is a party or by which it is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

4.15 Authorized Shares of Common Stock and Warrants. The Kingsgate Shares to be transferred to Sky E-Com under this Agreement will be free and clear of any lien, pledge, security interest or other encumbrance and, upon delivery of the securities at the Closing as provided for in this Agreement, and assuming Sky E-Com is acquiring the shares in good faith and without notice of any adverse claim, Sky E-Com Stockholders will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

4.16 Minute Books. Kingsgate will make available to Sky E-Com a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation, and reflect all transactions referred to in such minutes accurately in all material respects.

4.17 Brokers' and Finders' Fees. Kingsgate has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement.

4.18 Representations Complete. None of the representations or warranties made by Kingsgate, or documents furnished by Kingsgate or pursuant to this Agreement or any written statement furnished to Kingsgate pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto as a "Superseding Document" (even if not actually physically attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Kingsgate in connection with the transaction contemplated hereby, shall be deemed to supersede any other prior document or written statement furnished to Sky E-Com with respect to such inconsistent or additional information.

4.19     Disclosure.  Kingsgate  has  fully  provided  Sky  E-Com  with  all the
         information  in  its  possession   that  Sky  E-Com  has  requested  in
         determining whether to enter into this Agreement. Neither this Agreement nor any document attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of Kingsgate contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

4.20 Capital Structure. The capitalization of Kingsgate consists of 45,000,000 shares of common stock, par value $.001 each, of which 3,000,000 shares of common stock are issued and outstanding as of the date of closing and 5,000,000 shares of "blank check" preferred stock, $.001 par value each of which none are issued. In addition, Kingsgate has issued 5,000,000 common stock purchase warrants exercisable at $1.00. There are no other outstanding securities of Kingsgate and no outstanding commitments to issue any securities.

4.21     Employee Matters. Kingsgate has no employees.

4.22 Delivery of Documents. Kingsgate has delivered or will deliver to Sky E-Com at or prior to the Closing all documents required to be delivered under this Agreement.

                                    ARTICLE 5
           LEGEND REMOVAL, TRANSFER, CERTAIN SALES, ADDITIONAL SHARES

5.01 Removal of Legend. The restrictive legend shall be removed and Kingsgate shall issue, or shall cause to be issued, a certificate without such legend to the holder of any security upon which it is stamped, and a certificate for a security shall be originally issued without the legend, if, (a) the resale of such security is registered under the Securities Act, and (b) such holder provides Kingsgate with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to Kingsgate and its counsel (the reasonable cost of which shall be borne by Kingsgate if neither an effective registration statement under the Securities Act or Rule 144 is available in connection with such sale) to the effect that a public sale or transfer of such security may be made without registration under the Securities Act pursuant to an exemption from such registration requirements.

5.02 Transfer Agent Instructions. Kingsgate shall instruct its transfer agent to issue certificates, registered in the name of Kingsgate or its transferees, for the Kingsgate Shares in such amounts specified from time to time by Kingsgate or its transferees to exercise of the Warrants.

                                    ARTICLE 6
                              ELECTION OF DIRECTORS

6.01 Prior to the Closing, Kingsgate will take all corporate and other action necessary to establish the size of its Board of Directors at three members, to accept the resignation of Leslie McGuffin, effective upon the Closing and to elect, effective upon the Closing, Mark Wheeler and Steven Lefler to be directors.

                                    ARTICLE 7
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of Kingsgate on the one hand, and Sky E-Com, on the other hand, to the following conditions on or prior to the Closing:

7.01 Consents and Approvals. The Parties shall have obtained all consents and approvals of third parties and governmental authorities, if any, required to consummate the transactions contemplated by this Agreement, including but not limited to the effectiveness of the Post-Effective Registration Statement and the Reconfirmation Vote.

7.02 Representations, Warranties and Agreements. All representations and warranties made herein by Kingsgate and Sky E-Com, shall be true, accurate and correct in all respects as of the date made and as of the Closing. Kingsgate and Sky E-Com, shall have performed all obligations and agreements undertaken by each of them herein to be performed at or prior to the Closing.

7.03 Certificate. Kingsgate shall have received from Sky E-Com and Sky E-Com shall have received from Kingsgate, a certificate, dated as of the Closing and executed by the President or Chief Executive Office and Secretary of Sky E-Com and Kingsgate, respectively to the effect that the conditions set forth in Article 3 or Article 4 respectively shall have been satisfied.

7.04 No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Sky E-Com.

7.05 No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction.

7.06 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to counsel for each of the Parties, and each such Party (or its counsel) shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.07 Accuracy of Documents and Information. The copies of all material instruments, agreements, other documents and written information delivered to any Party by any other Party or its representatives shall be complete and correct in all material respects as of the Closing.

7.08     Execution  of   Agreements.   The  Parties   will  have   executed  the
         Registration Rights Agreement and Voting Agreement in the form attached hereto as Exhibit 2.02.

                                    ARTICLE 8
                                 INDEMNIFICATION

8.01 Indemnification. Each Party will indemnify and hold harmless the other Party and its respective officers, directors, agents and employees, and each person, if any, who controls or may control a Party within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, except for the net of any recoveries under existing insurance policies, tax benefits received by any Party or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by a Party or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Sky E-Com or Kingsgate in this Agreement, or any exhibit or schedule to this Agreement. Each Party and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any damages they may suffer.

                                    ARTICLE 9
                                  MISCELLANEOUS

9.01 Notices. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

         (a)      If to Kingsgate:
                  Barney Magnusson
                  950 11th Street
                  West Vancouver, British Columbia
                  V7T 2M3
                  Canada

         (b)      If to Sky E-Com:
                  Mark Wheeler
                  17300 17th Street
                  Suite J-117
                  Tustin, California 92680

or to such other address as any Party may have furnished in writing to the other Party in the manner provided above.

9.02 Entire Agreement; Modifications; Waiver. This Agreement and the documents and instruments and other agreements specifically referred to herein constitute the final, exclusive and complete understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the Party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to each Party pursuant to this Agreement and all exhibits hereunder shall be cumulative.

9.03 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

9.04 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

9.05 Publicity. Except for disclosure required by any law to which either Party is subject, the timing and content of any announcements, press releases and public statements to be made concerning the transactions pursuant to this Agreement shall be determined solely by Kingsgate, in consultation with Sky E-Com.

9.06 Successors and Assigns. No Party may, without the prior express written consent of each other Party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties.

9.07 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of California without regard to its principles of conflicts of laws.

9.08 Further Assurances. At the request of any of the Parties, and without further consideration, the other Parties will execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby, required by law, statute, rule or regulation.

9.09 Confidentiality and Nondisclosure Agreements. All information which shall have been furnished or disclosed by one Party to the other pursuant to this Agreement, including without limitation, business, financial and customer development plans, forecasts, strategies and information, shall be held in confidence pursuant hereto and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, and shall not make any use whatsoever of such information except to evaluate such information internally. The confidentiality provisions set forth herein shall survive until two years from the date hereof, unless the Party desiring to disclose the information can document that (i) such information is (through no improper action or inaction by such Party or any affiliate, agent, consultant or employee) generally available to the public, or
         (ii) was in its possession or known by it prior to receipt from the other Party, or (iii) was rightfully disclosed to it by a third party, or (iv) was independently developed by employees of such Party who have had no access to such information.

9.10 Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

         IN WITNESS WHEREOF, each Party has executed this Agreement as of the date first above written.

         KINGSGATE ACQUISITION, INC.            SKY E-COM, INC.


         By: /s/Barney Magnusson                By: Mark Wheeler
            ---------------------                   --------------------
               Barney Magnusson,                    Mark Wheeler,
                President                            President















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